UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 27, 2003

Commission File Number 333-82700

Compass Minerals Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	48-1135403 (I.R.S. Employer Identification Number)

8300 College Blvd.
Overland Park, KS 66210
(913) 344-9200
(Address of principal executive offices and telephone number)

N/A
(Former name or former address, if changed since last report)

Item 5. OTHER EVENTS.

        On June 23, 2003, Salt Holdings Corporation (“SHC”), the parent of Compass Minerals Group, Inc. (“CMG”), purchased most of IMC Global Inc.‘s (“IMC’s”) minority shareholder interest in SHC and IMC’s remaining sulfate of potash (“SOP”) business in two transactions for approximately $60.5 million.

        As a result of the first transaction, IMC now holds approximately 5% of SHC’s common stock, down from its original 19.9% ownership. Additionally, SHC purchased all of its preferred stock and related notes owned by IMC. In the second transaction, SHC purchased IMC’s SOP marketing business and its Carlsbad, New Mexico SOP product line.

        The press release issued by CMG on June 25, 2003 announcing the transactions is filed herewith as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Item 7. EXHIBITS.

The following exhibit is filed as part of this Current Report:

Exhibit Number	Description of Exhibits
99.1	Press Release

SIGNATURES

        Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMPASS MINERALS GROUP, INC.

Date: June 27, 2003	/s/ Rodney Underdown ——————————

Rodney Underdown Chief Financial Officer